                                                                     Exhibit 1.1




                            Quintana Maritime Limited


                              16,700,000 Shares(1)
                                  Common Stock
                                ($.01 par value)


                             Underwriting Agreement

                                                              New York, New York
                                                                   July   , 2005

Citigroup Global Markets Inc.
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

and

Morgan Stanley & Co. Incorporated
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
As Representatives of the several Underwriters

Ladies and Gentlemen:

            Quintana Maritime Limited, a corporation organized under the laws of the Republic of the Marshall Islands (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, Common Shares, no par value ("Common Shares") of the Company (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 2,505,000 additional Common Shares to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 19 hereof.

--------

      (1) Plus an option to purchase from the Company, up to 2,505,000 additional Securities to cover over-allotments.

(1) Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

           (a) The Company has prepared and filed with the Commission a registration statement (file number 333-124576) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

            It is understood that the form of prospectus to be used in connection with the offering and sale of the Securities shall have a Canadian "wrap-around" for purposes of distribution to Canadian Persons.

           (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

           (c) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Prospectus, and is duly registered or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, other than such jurisdictions in which the failure to be so registered or qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

           (d) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus (exclusive of any supplement thereto), all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Each subsidiary of the Company is listed on Annex A attached hereto.

           (e) There are no restrictions on subsequent transfers of the Securities under the laws of the Republic of the Marshall Islands or Greece.

           (f) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus (exclusive of any supplement thereto), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

           (g) To the best of the Company's knowledge there is no agreement, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

           (h) This Agreement has been duly authorized, executed and delivered by the Company.

           (i) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

           (j) No consent, approval, authorization, filing with or order of any court or governmental agency or body in the United States, the Republic of the Marshall Islands, Greece or any other foreign jurisdiction, including, without limitation, the International Maritime Organization (the "IMO"), is required in connection with the transactions contemplated herein, except
     (i) such as have been obtained under the Act and the Exchange Act, (ii) such as may be required under the federal and provincial securities laws of Canada or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus and (iii) such as may be required under the laws of the Republic of Marshall Islands in connection with the change of ownership of the vessels set forth on Schedule II to this Agreement.

           (k) Neither the Company nor any subsidiary is (i) in violation or default of any provision of its charter or bylaws, or similar organizational documents (ii) in violation or default of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which it is a party or bound or to which its property is subject, or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority including, without limitation, the IMO, having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), for such defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect, or materially impair the ability of the Company to perform its obligations under this Agreement.

           (l) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, including the IMO, having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) or (iii), for such conflicts, breaches, violations, defaults or liens as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or materially impair the ability of the Company to perform its obligations under this Agreement.

           (m) Other than pursuant to that certain Registration Rights Agreement dated April 8, 2005 (the "Registration Rights Agreement"), between Quintana Maritime Investors, LLC and the Company, a true and correct copy of which has been provided to the Representatives, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

           (n) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The forward-looking statements contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Principal Factors that We Expect to Affect Our Business" in the Prospectus reflect the Company's good faith beliefs and/or estimates with respect to the matters described in such statements and are based upon
     (A) the Company's analysis of such factors as it deemed relevant to such statements and (B) such assumptions as the Company deemed reasonable with respect to such statements.

           (o) No action, suit or proceeding by or before any court or governmental agency, authority or body, including the IMO, or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

           (p) As of the Closing Date, each of the Company and each of its subsidiaries will own or lease all such properties as are necessary to the conduct of its operations as described in the Prospectus.

           (q) Deloitte. Hadjipavlou, Sofianos & Cambanis S.A., who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

           (r) There are no transfer taxes or other similar fees or charges under federal law, the laws of any U.S. state, the Republic of the Marshall Islands or Greece, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

           (s) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

           (t) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors, or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

           (u) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company or other institution is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the

     Prospectus (exclusive of any supplement thereto).

           (v) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto).

           (w) The Company and its subsidiaries possess, or at the Closing Date will possess, all licenses, certificates, permits and other authorizations ("Permits") issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses in the manner described in the Prospectus, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto) and except for such Permits, that if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

           (x) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the evaluation of its internal controls over financial reporting, the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

           (y) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

           (z) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations, including those of the IMO, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Except as set forth in the Prospectus (exclusive of any supplement thereto), neither the Company nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

           (aa) The Company has reviewed the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries. On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

           (bb) Each of the Company and the Company's directors and officers, in their capacities as such, is in compliance in all material respects with all applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act") that are effective and applicable to the Company.

           (cc) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

           (dd) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

           (ee) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

           (ff) As of the Closing Date, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted, except where the failure to own, possess, license or have such other rights to use the Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect, and have no reason to believe that the conduct of its businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

           (gg) Each of the agreements to purchase the [three] Panamax drybulk carriers not delivered to the subsidiaries of the Company prior to the date of this Agreement attached as Exhibits B-1 through B-[3] hereto has been duly authorized, executed and delivered by the respective parties thereto, and is a valid and binding agreement of each such party enforceable against each such party in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

           (hh) The Company does not believe that it is a Passive Foreign Investment

     Company ("PFIC") within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and does not believe it is likely to become a PFIC.

           (ii) No documentary, stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of the Marshall Islands or Greece, or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof.

           (jj) All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Republic of the Marshall Islands and Greece and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands and Greece, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of the Marshall Islands and Greece and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of the Marshall Islands and Greece; and

           (kk) On the Closing Date, each of the vessels listed on Exhibit C hereto will be duly registered as a vessel in the sole ownership of the entity indicated as the "Owning Entity" of such vessel on such schedule under the laws of the Republic of the Marshall Islands; each of said entities has good and marketable title thereto, free and clear of all liens, claims, charges, debts or encumbrances and defects of the title of record; and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the Republic of the Marshall Islands as would affect its registry with the Marshall Island Ships Registry except such liens, claims, charges, debts or encumbrances, defects of the title of record, failure to pay such taxes, fees and other amounts (i) as described in the Prospectus (exclusive of any supplement thereto) or (ii) as do not, individually or in the aggregate, materially affect the value of any such vessel and do not materially interfere with the use of any such vessel as it has been used in the past and is proposed to be used in the future, as described in the Prospectus.

            Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(2) Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each

Underwriter, and each Underwriter agrees, severally and not jointly, to purchase
from the Company, at a purchase price of $   per share, the number of
Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

            (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 2,505,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

(3) Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to
the Closing Date) shall be made at 10:00 AM, New York City time, on   , 2005, or
at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company ("DTC") unless the Representatives shall otherwise instruct.

            If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

(4) Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

(5) Agreements. The Company agrees with the several Underwriters that:

           (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

           (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

           (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

           (d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

           (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

           (f) The Company will not, without the prior written consent of Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that (i) the Company may issue and sell Common Shares pursuant to any employee share option plan, share ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and described in the Prospectus (exclusive of any supplement thereto); (ii) the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; and

     (iii) following the later of the settlement of any purchase by the Underwriters of all or a portion of the Option Securities and the expiration of the period during which the Underwriters may elect to purchase Option Securities, the Company may issue Common Shares to Quintana Maritime Investors LLC in an amount equal to the unpurchased number of Option Securities.

           (g) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

           (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

           (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, provided that the cost of any aircraft chartered in connection with such presentations shall be apportioned pro rata between the Company and the Underwriters according to the use of such aircraft by representatives of the Company and the Underwriters; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that except as provided in Sections 7, 8 and 5(h)(vii) hereof, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on the resale of any of the Securities by them, the transportation and other expenses incurred by or on their behalf in connection with presentations by Company representatives to prospective purchasers of Securities and any advertising expenses connected with any offers they may make.

(6) Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

           (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

           (b) The Company shall have requested and caused Vinson & Elkins, LLP, United States counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) the statements included in the Prospectus under the headings
            "Risk Factors--We may earn United States source income that is subject to tax, thereby reducing our earnings" and "Tax Considerations --United States Federal Income Tax Considerations", insofar as such statements summarize legal matters discussed therein, are accurate and fair summaries in all material respects of such legal matters;

               (ii) the Registration Statement has become effective under the
            Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Prospectus (other than the financial statements and other financial, accounting and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules thereunder;

               (iii) the description of the statutes and regulations set forth in the Registration Statement and Prospectus under the captions "Business-Environmental and Other Regulations-The United States" fairly describe in all material respects the portions of the statutes and regulations addressed thereby;

               (iv) the Securities are duly listed, and admitted and authorized for quotation, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market;

               (v) insofar as matters of United States federal and New York
            State law are concerned, to such counsel's knowledge, (i) there are no legal or governmental proceedings pending or threatened against the Company or to which the Company is a party or to which any of its properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

               (vi) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

               (vii) no consent, approval, authorization, filing with or order of any U.S. Federal or New York court or governmental agency or body is required in connection with the transactions contemplated herein, except such as may be required under the Act and the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinions) as have been obtained;

               (viii) the issue and sale of the Securities will not (i) result in a breach or the imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument identified on the annexed schedule to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (ii) violate
            (A) any U.S. Federal or New York statute, law, rule or regulation (other than U.S. Federal securities, state or foreign securities or blue sky or anti-fraud statutes, laws, rules or regulations and the rules and regulations of the National Association of Securities Dealers, Inc.), or (B) any judgment, order or decree to the knowledge of such counsel applicable to the Company or its subsidiaries of any U.S. Federal or New York court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties;

               (ix) to the knowledge of such counsel, except pursuant to the
            Registration Rights Agreement, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

               (x) the Company is not a Passive Foreign Investment Company under the United States Internal Revenue Code of 1986, as amended.

      In addition, such counsel shall state that, in the course of such counsel's participation, as United States counsel to the Company, in the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with, among others, representatives of the Underwriters, officers and other representatives of the Company and the independent public accountants for the Company, at which conferences the contents of the Registration Statement and the Prospectus were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in paragraphs (i) and (iii) of the foregoing opinion), based on the foregoing, no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and related schedules, including the notes thereto and the auditor's report thereon or (ii) the other financial, accounting and statistical data included in the Registration Statement or Prospectus, as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus (other than (i) the financial statements and related schedules, including the notes thereto and the auditor's report thereon or (ii) the other financial, accounting and statistical data included in the Prospectus, as to which such counsel need not comment), as of its issue date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, (B) rely in respect of matters of fact upon certificates of officers and employees of the Company and the Manager and upon information obtained from public officials, (C) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (D) state that their opinion is limited to U.S. Federal and New York State laws. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

           (c) The Company shall have requested and caused Seward & Kissel, LLP, Marshall Islands counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) each of the Company and its subsidiaries listed under the heading "Owning Entity" of Exhibit C hereof (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the Republic of the Marshall Islands, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.

               (ii) all the outstanding membership interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding membership interests of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any pledges registered in the relevant subsidiary's share register, other than pledges granted to the Security Trustee under the Credit Facility dated April 29, 2005 among the Company and the several Guarantors, Lenders, Arrangers, and the Facility Agent and Security Trustee named therein, as may be supplemented or amended from time to time (the "Senior Credit Facility");

               (iii) the Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters against payment therefor pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no securities convertible into Common Shares are outstanding;

               (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body of the Republic of the Marshall Islands or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus; and the statements included in the Prospectus under the headings "Enforceability of Civil Liberties", "Tax Considerations -- Marshall Islands Tax Considerations", "Environmental and Other Regulations", "Description of Capital Stock", and "Certain Marshall Islands Company Considerations", insofar as such statements summarize Marshall Islands legal matters, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, documents or proceedings;

               (v) insofar as matters of Marshall Islands law are concerned, the
            Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

               (vi) the choice of law provision set forth in Section 14 hereof is legal, valid and binding under the laws of the Republic of the Marshall Islands and such counsel knows of no reason why the courts of the Republic of the Marshall Islands would not give effect to the choice of New York law as the proper law of the Underwriting Agreement; the Company has the legal capacity to sue and be sued in its own name under the laws of the Republic of the Marshall Islands; the Company has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts and has validly and irrevocably appointed Seward & Kissel LLP as its designee, appointee and authorized agent for the purpose described in Section 15 hereof under the laws of the Republic of the Marshall Islands; the irrevocable submission of the Company to the non-exclusive jurisdiction of the New York Courts, and assuming the Company is not regularly engaged in the conduct of activities pursuant to contractual arrangements with the Republic of the Marshall Islands or another sovereign jurisdiction or any division, bureau, office, agency, department or political subdivision thereof, the waivers by the Company of any immunity and any objection to the venue of the proceeding in a New York Court in the Underwriting Agreement are legal, valid and binding under the laws of the Republic of the Marshall Islands and, assuming the foregoing, such counsel knows of no reason why the courts of the Republic of the Marshall Islands would not give effect to the submission and waivers; service of process in the manner set forth in

            Section 15 of the Underwriting Agreement, will be effective to confer valid personal jurisdiction over the Company under the laws of the Republic of the Marshall Islands; and provided that:

                  (a) the judgment was for a sum of money and was final in the jurisdiction;

                  (b) the court granting the judgment had jurisdiction under the laws of the place where it sat and the judgment did not offend principles of the Republic of the Marshall Islands as to due process, propriety or public order; and

                  (c) the defendant was actually present in person or by a duly appointed representative and the judgment did not constitute in effect a default judgment;

            a final and conclusive judgment against the Company obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement would be enforceable in the courts of the Republic of the Marshall Islands without a retrial on the merits;

               (vii) the making of a dividend payment from the Company to any of its shareholders will not result in the imposition of any income or other tax by the Government of the Marshall Islands or any sub-division or authority thereof, provided that neither the Company nor such shareholder:

               (A) is now, or will in the future be, engaged in (1) the
                   retailing, wholesaling, trading or importing of goods or services for or with a resident of the Republic of the Marshall Islands; (2) any extractive industry in the Republic of the Marshall Islands; (3) any regulated professional service activity in the Republic of the Marshall Islands; (4) the export of any commodity or goods manufactured, processed, mined or made in the Republic of the Marshall Islands, or (5) the ownership of real property in the Republic of the Marshall Islands; and

               (B) is now, or will in the future be, doing business in the
                   Republic of the Marshall Islands except that such shareholder may (1) have its registered office in the Republic of the Marshall Islands and maintain its registered agent in the Republic of the Marshall Islands as required by the provisions of the Associations Law of 1990, as amended; and
                   (2) secure and maintain registry in the Republic of the Marshall Islands solely related to the operation or disposition of any vessel outside of the Republic of the Marshall Islands.

               (viii) each of the vessels listed on a schedule to such opinion is duly and validly registered as a vessel in the sole ownership of record of the entity indicated as the "Owning Entity" of such vessel on such schedule under the laws of the Republic of the Marshall Islands, free and clear of all liens, claims, charges, debts or encumbrances of record, except, in each case, first and second preferred mortgages in favor of the Security Trustee under the Senior Credit Facility; and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable to the Government of the Republic of the Marshall Islands as would affect its registry with the Marshall Island Ships Registry;

               (ix) this Agreement has been duly authorized, executed and delivered by the Company;

               (x) no consent, approval, authorization, filing with or order of any court or governmental agency or body in the Republic of the Marshall Islands is required in connection with the transactions contemplated herein;

               (xi) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the articles of incorporation or by-laws or similar organizational documents of the Company or its subsidiaries, or (ii) any Marshall Islands statute, law, rule, order, regulation of general application to which the Company or its subsidiaries is subject;

               (xii) assuming no execution or deliveries of documents within the
            Republic of the Marshall Islands, no documentary, stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of the Marshall Islands or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof; and

               (xiii) each of the agreements to purchase the [three] Panamax drybulk carriers attached as Exhibits B-1 through B-[3] hereto has been duly authorized, executed and delivered by the respective subsidiary party thereto, and is a valid and binding agreement of each such subsidiary enforceable against each such subsidiary in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.

           (d) The Company shall have requested and caused Norton Rose, Greek counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any Greek court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

               (ii) no consent, approval, authorization, filing with or order of any Greek court or governmental agency or body is required in connection with the transactions contemplated herein;

               (iii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to any Greek statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any Greek court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties; and

               (iv) the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency in Greece or body or any court in Greece having jurisdiction over the Company or any of its subsidiaries or their properties, or any agreement or instrument identified on the annexed schedule to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject;

               (v) the Company and its subsidiaries are not required to file tax returns or pay any taxes in Greece with the exception of Quintana Management LLC which is exempted from income tax in Greece for income deriving from its ship management activities but may be required to file returns as regards any transactions subject to value added tax, social security and payroll taxes;

               (vi) to the best of such counsel's knowledge and with the
            exception of Quintana Management LLC, the Company and its subsidiaries are not required to obtain any licenses or other forms of authorization from any governmental authorities, self-regulatory organizations and any courts and other tribunals, in Greece, necessary to own or lease, as the case may be, and to operate the vessel owned or leased by each of its subsidiaries and to carry on its business as conducted as of the date of the Prospectus; Quintana Management LLC has duly established a representative office in Greece and to the best of such counsel's knowledge is in compliance with all laws and regulations in Greece relating to the conduct of its business as conducted as of the date of the Prospectus;

               (vii) no documentary, stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Greece or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof; and

               (viii) so long as Quintana Management LLC duly maintains a representative office in Greece, all dividends and other distributions declared and payable on the shares of capital stock of the Company, to the extent that they derive exclusively from income generated by vessels managed by Quintana Management LLC, may, under the current laws and regulations of Greece or any political subdivision thereof, be paid in United States dollars and may be freely transferred out of Greece, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Greece and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in Greece.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (d) shall also include any supplements thereto at the Closing Date.

           (e) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

           (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this
            Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the
            Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

           (g) The Company shall have requested and caused Deloitte. Hadjipavlou, Sofianos & Cambanis S.A. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent public accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed an audit of the unaudited interim financial information of the Company for the period from January 13, 2005, to March 31, 2005 and as at March 31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and stating in effect that:

               (i) in their opinion the audited financial statements included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and audit and compensation committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to March 31, 2005, nothing came to their attention which caused them to believe that:

                        (1) any unaudited financial statements included in the
                  Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                        (2) with respect to the period subsequent to March 31,
                  2005, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the shareholders' equity of the Company, or decreases in cash or total assets of the Company and its subsidiaries as compared with the amounts shown on the March 31, 2005 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from May 1, 2005 to such specified date there were any decreases, as compared with the month ended April 30, 2005 in net revenues or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                        (3) the information included in the Registration
                  Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

               (iii) they have performed certain other specified procedures as a result
            of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

      References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

           (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or
     (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

           (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

           (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

           (k) The Securities shall have been listed included for quotation on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

           (l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person and entity listed on Annex B hereto addressed to the Representatives.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

            The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at 825 Eighth Avenue, New York, NY 10019, on the Closing Date.

(7) Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

(8) Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditional or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder

(whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In the event that the indemnity provided in paragraph (a), (b) or (e) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder or (ii) Morgan Stanley & Co. Incorporated (the "Independent Underwriter") in its capacity as "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Benefits received by the Independent Underwriter in its capacity as "qualified independent underwriter" shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            (e) Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls Independent Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon Independent Underwriter's acting as a "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Independent Underwriter.

(9) Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Underwritten Securities set forth opposite their names in Schedule I hereto bears to the aggregate number of Underwritten Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Underwritten Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

(10) Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's

Common Shares shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

(11) Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

(12) Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, and to Morgan Stanley & Co. Incorporated (fax no.: (212) 761-0316) and confirmed to the Equity Capital Markets Syndicate Desk, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036; or, if sent to the Company, will be mailed, delivered or telefaxed to (713) 751-7517 and confirmed to it at 601 Jefferson Street, Suite 3600, Houston, TX 77002, attention of the Legal Department.

(13) Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

(14) Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

(15) Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon the Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The

Company has appointed Seward & Kissel LLP as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon the Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any. Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon the Underwriting Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Republic of the Marshall Islands.

            The provisions of this Section 15 shall survive any termination of the Underwriting Agreement, in whole or in part.

(16) Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under the Underwriting Agreement.

(17) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

(18) Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

(19) Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "Canadian Person" shall mean any person who is a national or resident of Canada, any corporation, partnership, or other entity created or organized in or under the laws of Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to Canadian Federal income taxation, regardless of its source (other than any non-Canadian branch of any Canadian Person), and shall include any Canadian branch of a person other than a Canadian Person.

            "Commission" shall mean the Securities and Exchange Commission.

            "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "New York Courts" shall mean the U.S. Federal or State courts located in the State of New York, County of New York.

            "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
            "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

            "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

            "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

            "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

            "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

(20) Canada. Each of the Underwriters hereby covenants and agrees that it will not distribute the Securities in such a manner as to require the filing of a prospectus or similar document (excluding a private placement offering memorandum) with respect to the Securities under the laws of any Province or Territory in Canada.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                    Very truly yours,

                                    QUINTANA MARITIME LIMITED

                                    By:
                                       ---------------------
                                       Name:
                                       Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated

By:  Citigroup Global Markets Inc.

By:
   ---------------------------
   Name:
   Title:

Morgan Stanley & Co. Incorporated

By:
   ---------------------------
   Name:
   Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

                                   SCHEDULE I

                                                          Number of Underwritten
                                                                Securities
Underwriters                                                 to be Purchased
------------                                                 ---------------
Citigroup Global Markets Inc. .........
Morgan Stanley & Co. Incorporated......
Jefferies & Company, Inc.
ABN AMRO Rothschild LLC
Cantor Fitzgerald & Co.
Credit Suisse First Boston LLC
Dahlman Rose & Company, LLC
Fortis Bank (Nederland) N.V.

                                                                ----------
      Total............................                         16,700,000
                                                                =========

[FORM OF LOCK-UP AGREEMENT]                                            EXHIBIT A


            [LETTERHEAD OF OFFICER, DIRECTOR OR MAJOR SHAREHOLDER OF
                                  CORPORATION]

                            Quintana Maritime Limited
                        Public Offering of Common Shares

                                                                          , 2005

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
As Representatives of the several Underwriters, c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

            This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Quintana Maritime Limited, a corporation organized under the laws of the Republic of the Marshall Islands (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Shares, $.01 par value (the "Common Shares"), of the Company.

            In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Exchange Act") with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 180 days after the date of the Underwriting Agreement (the "Lock-up Period"), other than Common Shares disposed of by gift to the undersigned's immediate family members, to trusts established for the benefit of the undersigned's immediate family members or to charitable organizations (provided that any such person, trust or charitable organization agrees as a condition to receiving such gift to be bound by the terms of the foregoing terms of this sentence, and provided further that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such gift).

            If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

            Notwithstanding the foregoing, the restrictions herein shall not apply (i) to transfers of Common Shares by the undersigned to any of its subsidiaries, affiliates, or, in the case of limited liability companies and partnerships, to their members and partners, respectively, provided that the transferee(s) agree to be bound in writing by the restrictions in this agreement, and provided further that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such sales and (ii) to transactions relating to Common Shares acquired in open market transactions after the completion of the public offering, provided that with respect to any proposed subsequent sales of Common Shares acquired in such open market transactions, it shall be a condition to such proposed subsequent sales that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such sales.



                                Yours very truly,



                                -----------------------------------
                                Name:
                                Address:

                              EXHIBITS B-1 - B-[3]

                          [SHIP ACQUISITION CONTRACTS]

                                   Linda Leah
                                     Barbara
                                   Coal Pride

                                    EXHIBIT C


VESSEL                                                    OWNING ENTITY
------                                                    -------------
King Coal                                                 King Coal Shipco LLC
Fearless I                                                Fearless I Shipco LLC
Coal Glory                                                Coal Glory Shipco LLC
Cool Age                                                  Cool Age Shipco LLC
[Iron Man                                                 [Iron Man Shipco LLC
Linda Leah                                                Linda Leah Shipco LLC
Barbara                                                   Barbara Shipco LLC
Coal Pride]                                               Coal Pride Shipco LLC]

                                                                         ANNEX A



                                  SUBSIDIARIES

King Coal Shipco LLC
Fearless I Shipco LLC
Coal Glory Shipco LLC
Cool Age Shipco LLC
[Iron Man Shipco LLC
Linda Leah Shipco LLC
Barbara Shipco LLC
Coal Pride Shipco LLC]

                                                                         ANNEX B



                               LOCK-UP AGREEMENTS


Quintana Maritime Investors LLC
AMCI Acquisition II, LLC
FR X Offshore, L.P.
Corbin J. Robertson, Jr.
Stamatis Molaris
Paul J. Cornell
Nikos Frantzeskakis
Joseph R. Edwards
Corbin J. Robertson III
Hans J. Mende
Gurpal Singh Grewal